UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2026

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	Nasdaq Global Select Market
Series A Mandatorily Convertible Preferred Stock, par value $0.01 per share	“NFEGP”	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by New Fortress Energy Inc. (the “Company”) with the U.S. Securities and Exchange Commission on September 11, 2026 (the “Original Report”). In the Original Report, the Company disclosed the completion of the previously announced comprehensive restructuring of its principal funded debt obligations (the “Transaction”) pursuant to the restructuring plans promoted by each of two indirect subsidiaries of the Company under Part 26A of the UK Companies Act 2006 and sanctioned by the High Court of Justice of England and Wales on June 18, 2026.

The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, this Amendment is being filed to provide the unaudited pro forma condensed consolidated financial information of the Company required by Item 9.01(b) of Form 8-K that was excluded from the Original Report. Such information should be read in conjunction with the Original Report. Except as set forth herein, this Amendment does not amend, modify or update the disclosure contained in the Original Report.

Item 9.01. Financial Statements and Exhibits.

(b)    Pro forma financial information

The following unaudited pro forma financial information of the Company in connection with the Transaction is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference:

•Unaudited Pro Forma Condensed Consolidated Income Statement for the six months ended June 30, 2026 and for the years ended December 31, 2025, 2024 and 2023;

•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2026;

•Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

(d)    Exhibits

Exhibit No.	Description
99.1	New Fortress Energy Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On September 11, 2026 (the “Closing Date” or “Restructuring Effective Date” in relation to the Restructuring Plans (as defined herein)), New Fortress Energy Inc. (“NFE,” the “Company,” “we,” “our” and “us”) completed its previously announced comprehensive restructuring of the Company’s principal funded debt obligations (the “Restructuring Transaction”) pursuant to the restructuring plans promoted by each of two indirect subsidiaries of the Company, (i) NFE Global Holdings Limited (“NFE Global”) and (ii) NFE Brazil Newco Limited (“NFE Brazil Newco”) (each, a “PlanCo”) under Part 26A of the UK Companies Act 2006 (for each PlanCo, the “Restructuring Plan,” and together, the “Restructuring Plans”) and sanctioned by the High Court of Justice in England and Wales (the “High Court”) on June 18, 2026. On June 29, 2026, the United States Bankruptcy Court for the Southern District of New York entered an order granting recognition of the Restructuring Plans in the United States pursuant to chapter 15 of the U.S. Bankruptcy Code.

As part of the Restructuring Transaction, the Company separated into two independent companies: one comprising the Company’s businesses and assets in Brazil and land in Wyalusing, Pennsylvania (“BrazilCo”), and the other comprising the Company’s remaining businesses and assets, which are retained by NFE (“CoreCo”). The Company’s obligations were exchanged for a combination of consideration, including:

•100% of the common equity interests in BrazilCo;

•approximately $571.3 million in senior secured term loans incurred by CoreCo (the “New CoreCo Take-Back Term Loans”);

•2,454,936 shares of Series A mandatorily convertible preferred stock of CoreCo with an aggregate liquidation preference of $2.46 billion (the “CoreCo Convertible Preferred Stock”);

•10,608,922 shares of CoreCo common stock, representing 65% of NFE common stock as of the Closing Date, after giving effect to the reverse stock split and before giving effect to any management incentive plan or conversion of the CoreCo Convertible Preferred Stock;

•$400 million in non-recourse senior secured term loans (the “FLNG 2 Term Loans”) incurred by NFE FLNG 2 Parent LLC (“FLNG 2 Parent”), which is a newly formed unconsolidated entity, payable in full on the third anniversary of the Closing Date, guaranteed and secured by substantially all of the assets of the subsidiaries of NFE FLNG 2 LLC (“FLNG 2”), which is a wholly owned consolidated subsidiary of the Company that owns the Company’s FLNG 2 assets; and

•$200 million in non-convertible preferred equity (the “FLNG 2 Preferred Equity”) issued by FLNG 2 Parent.

In connection with these arrangements, FLNG 2 Parent entered into corresponding back-to-back debt and preferred equity arrangements with FLNG 2. Accordingly, the unaudited pro forma condensed consolidated financial statements reflect the corresponding note and preferred equity interest issued by FLNG 2 to FLNG 2 Parent.

The Company also:

•amended and restated its existing letter of credit facility (the “Amended LC Facility”), which provides for a $250.0 million committed letter of credit facility and replaces certain letters of credit previously issued under the Company’s Revolving Credit Agreement; and

•raised $136.5 million of new financing from certain existing creditors (the “CoreCo Capital Raise”), consisting of $36.5 million of new senior secured term loans, including a 4% original issue discount (the “Capital Raise Senior Term Loans,” and together with the New CoreCo Take-Back Term Loans, the “New CoreCo Senior Term Loans”) and $100 million of new junior term loans, plus an additional $3 million premium payable in kind on the junior term loans (“Capital Raise Junior Term Loans”).

In connection with the separation of BrazilCo, on the Closing Date, the Company entered into a transition services agreement with BrazilCo (the “Transition Services Agreement”), pursuant to which the Company will provide certain transitional services to BrazilCo, including information technology, trademark management and logistics support, for a limited period following the separation and for specified fees.

The Company has reflected the exchange of its obligations for the consideration described above in the unaudited pro forma condensed consolidated financial statements in a manner consistent with management’s current expectation that such exchange will be accounted for as a troubled debt restructuring, a debt extinguishment or a debt modification based on the analysis performed on a lender-by-lender basis, under accounting principles generally accepted in the United States of

America (“US GAAP”). In addition, the Restructuring Transaction included certain other negotiated arrangements with unsecured creditors, which are reflected in the accompanying unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed consolidated financial statements (which we refer to as the “pro forma financial statements”) have been prepared from the Company’s historical consolidated financial statements, adjusted to give effect to the Restructuring Transaction. The unaudited pro forma condensed consolidated financial statements also give effect to the 1-for-50 reverse stock split effected on the Closing Date in connection with the Restructuring Transaction.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 reflects the Company’s financial position as if the Restructuring Transaction had occurred on June 30, 2026. The unaudited pro forma condensed consolidated income statement for the six months ended June 30, 2026 and for the year ended December 31, 2025 give effect to the Restructuring Transaction as if it were completed on January 1, 2025. The unaudited pro forma condensed consolidated income statements for the six months ended June 30, 2026 and for the years ended December 31, 2025, 2024 and 2023 reflect BrazilCo as discontinued operations for all periods presented. The adjustments reflected in the “BrazilCo Separation” column represent the removal of assets, liabilities, equity and results of operations attributable to BrazilCo, which qualifies for discontinued operations presentation in accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, under US GAAP.

The unaudited pro forma condensed consolidated financial statements have been prepared based on information currently available and certain assumptions that management believes are reasonable, as further described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. They are not intended to be a complete representation of the Company’s financial position or results of operations had the Restructuring Transaction occurred as of the period indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Restructuring Transaction and related transactions been completed on the date assumed. The unaudited pro forma condensed consolidated financial statements and the notes thereto should be read in conjunction with (i) the audited historical financial statements of the Company, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 13, 2026, as amended by the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2026, (ii) the Company’s unaudited condensed consolidated financial statements and related notes included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2026, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein, filed with the SEC on August 6, 2026, and (iii) the Company’s Definitive Proxy Statement filed with the SEC on May 27, 2026.

The preparation of the unaudited pro forma condensed consolidated financial statements includes transaction accounting adjustments that are based on reasonable estimates and assumptions further described in the accompanying notes. These transaction accounting adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial statements.

New Fortress Energy Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2026
(in thousands)

	Historical NFE Inc.	BrazilCo Separation (Note 2)	NFE Inc. Continuing Operations	Transaction accounting adjustments (Note 3)	Notes (Note 3)	Pro Forma
Assets
Current assets
Cash and cash equivalents	$161,191	$(139,252)	$21,939	$256,690	(b)(g)(j)	$278,629
Restricted cash	338,956	(299,634)	39,322	—		39,322
Receivables, net of allowances	276,693	(117,271)	159,422	—		159,422
Related party receivables	—	127,340	127,340	(127,340)	(j)	—
Inventory	119,834	(34,417)	85,417	—		85,417
Prepaid expenses and other current assets	512,557	(28,745)	483,812	(13,469)	(a)	470,343
Total current assets	1,409,231	(491,979)	917,252	115,881		1,033,133
Construction in progress	3,557,258	(1,775,372)	1,781,886	—		1,781,886
Property, plant and equipment, net	5,253,168	(753,677)	4,499,491	(98,147)	(h)(l)	4,401,344
Right-of-use assets	209,583	(6,479)	203,104	—		203,104
Intangible assets, net	190,358	(154,177)	36,181	—		36,181
Other non-current assets, net	109,222	—	109,222	—		109,222
Total assets	$10,728,820	$(3,181,684)	$7,547,136	$17,734		$7,564,870

Liabilities
Current liabilities
Current portion of long-term debt and short-term borrowings	$6,727,175	$(951,683)	$5,775,492	$(5,699,264)	(a)(g)(h)	$76,228
Accounts payable	608,408	(42,278)	566,130	—		566,130
Accrued liabilities	1,032,745	(220,394)	812,351	(544,848)	(a)(g)(i)	267,503
Current lease liabilities	83,040	(340)	82,700	—		82,700
Other current liabilities	247,889	(33,738)	214,151	(12,431)	(s)	201,720
Total current liabilities	8,699,257	(1,248,433)	7,450,824	(6,256,543)		1,194,281
Long-term debt	2,131,176	(1,462,602)	668,574	1,339,587	(b)(e)(g)(h)	2,008,161
Non-current lease liabilities	172,277	(6,166)	166,111	—		166,111
Deferred tax liabilities, net	70,195	(64,917)	5,278	3,978	(s)	9,256
Other long-term liabilities	88,353	(13,710)	74,643	(5,061)	(s)	69,582
Total liabilities	11,161,258	(2,795,828)	8,365,430	(4,918,039)		3,447,391

Commitments and contingencies

Convertible preferred stock, par value $0.01	—	—	—	2,454,936	(c)	2,454,936
Redeemable non-controlling interest	—	—	—	200,000	(f)	200,000
Total mezzanine equity	—	—	—	2,654,936		2,654,936

Stockholders' equity
Class A common stock	2,856	—	2,856	106	(d)	2,962
Additional paid-in capital	1,773,290	—	1,773,290	(602,142)	(c)(d)(f)	1,171,148
(Accumulated deficit) retained earnings	(2,421,978)	(293,045)	(2,715,023)	2,882,873	(k)	167,850
Accumulated other comprehensive income	92,182	(90,954)	1,228	—		1,228
Total stockholders’ equity attributable to NFE	(553,650)	(383,999)	(937,649)	2,280,837		1,343,188
Non-controlling interest	121,212	(1,857)	119,355	—		119,355
Total stockholders’ equity	(432,438)	(385,856)	(818,294)	2,280,837		1,462,543
Total liabilities, mezzanine equity and stockholders’ equity	$10,728,820	$(3,181,684)	$7,547,136	$17,734		$7,564,870

New Fortress Energy Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement
For the six months ended June 30, 2026
(in thousands, except share and per share data)

	Historical NFE Inc.	BrazilCo Separation (Note 2)	NFE Inc. Continuing Operations	Transaction accounting adjustments (Note 3)	Notes (Note 3)	Pro Forma
Operating revenue	$457,650	$(122,040)	$335,610	$—		$335,610
Vessel charter revenue	27,319	—	27,319	(20,526)	(h)	6,793
Contract novation income	2,218	—	2,218	—		2,218
Other revenue	52,268	—	52,268	—		52,268
Total revenues	539,455	(122,040)	417,415	(20,526)		396,889

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	410,065	(133,678)	276,387	—		276,387
Vessel operating expenses	6,627	—	6,627	(5,902)	(h)	725
Operations and maintenance	89,313	(10,311)	79,002	—		79,002
Selling, general and administrative	132,982	(40,336)	92,646	—		92,646
Transaction and integration costs	125,767	(111)	125,656	—		125,656
Depreciation and amortization	86,672	(17,749)	68,923	(3,523)	(h)	65,400
Asset impairment expense	61,864	—	61,864	—		61,864
Loss on sale	258	—	258	—		258
Total operating expenses	913,548	(202,185)	711,363	(9,425)		701,938
Operating (loss)	(374,093)	80,145	(293,948)	(11,101)		(305,049)
Interest expense	413,552	(55,337)	358,215	(255,928)	(g)(h)(n)(o)	102,287
Other (income) expense, net	(41,956)	41,090	(866)	—		(866)
Loss on extinguishment of debt	4,293	(580)	3,713	—		3,713
(Loss) before income taxes	(749,982)	94,972	(655,010)	244,827		(410,183)
Tax provision	23,577	(5,162)	18,415	(12,035)	(s)	6,380
Net (loss)	$(773,559)	$100,134	$(673,425)	$256,862		$(416,563)

Net (loss) attributable to common stockholders	$(771,386)	$100,134	$(671,252)	$256,862		$(414,390)

Net (loss) per share – basic	$(2.70)				(r)	$(0.59)
Net (loss) per share – diluted	$(2.70)				(r)	$(0.59)

Weighted average number of shares outstanding – basic	285,654,849				(q)	816,100,949
Weighted average number of shares outstanding – diluted	285,654,849				(q)	816,100,949

Give effect to 1-for-50 reverse stock split:
Net (loss) per share – basic	$(135.02)				(r)	$(29.29)
Net (loss) per share – diluted	$(135.02)				(r)	$(29.29)

Weighted average number of shares outstanding – basic	5,713,097				(q)	16,322,019
Weighted average number of shares outstanding – diluted	5,713,097				(q)	16,322,019

New Fortress Energy Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement
For the year ended December 31, 2025
(in thousands, except share and per share data)

	Historical NFE Inc.	BrazilCo Separation (Note 2)	NFE Inc. Continuing Operations	Transaction accounting adjustments (Note 3)	Notes (Note 3)	Pro Forma
Operating revenue	$1,179,508	$(203,872)	$975,636	$—		975,636
Vessel charter revenue	190,504	—	190,504	(41,289)	(h)	149,215
Contract novation income	6,366	—	6,366	—		6,366
Other revenue	127,659	—	127,659	—		127,659
Total revenues	1,504,037	(203,872)	1,300,165	(41,289)		1,258,876

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	918,603	(90,853)	827,750	—		827,750
Vessel operating expenses	26,594	—	26,594	(12,315)	(h)	14,279
Operations and maintenance	218,511	(13,973)	204,538	—		204,538
Selling, general and administrative	307,442	(84,467)	222,975	—		222,975
Transaction and integration costs	161,756	(6,108)	155,648	11,456	(i)	167,104
Depreciation and amortization	203,508	(31,693)	171,815	(7,046)	(h)	164,769
Goodwill impairment expense	598,110	—	598,110	—		598,110
Asset impairment expense	860,865	(25,479)	835,386	—		835,386
(Gain) loss on sale, net	(670,938)	—	(670,938)	37,635	(h)	(633,303)
Total operating expenses	2,624,451	(252,573)	2,371,878	29,730		2,401,608
Operating (loss)	(1,120,414)	48,701	(1,071,713)	(71,019)		(1,142,732)
Interest expense	777,845	(117,985)	659,860	(427,888)	(g)(h)(n)(o)	231,972
Other (income), net	(147,593)	124,089	(23,504)	(1,904)	(p)	(25,408)
Loss (gain) on extinguishment of debt, net	19,937	(392)	19,545	(1,108,462)	(m)	(1,088,917)
Gain on restructuring of debt	—	—	—	(1,408,372)	(g)(m)	(1,408,372)
(Loss) income before income taxes	(1,770,603)	42,989	(1,727,614)	2,875,607		1,147,993
Tax provision	61,350	(25,998)	35,352	22,992	(s)	58,344
Net (loss) income	(1,831,953)	$68,987	$(1,762,966)	$2,852,615		1,089,649

Net (loss) income attributable to common stockholders	(1,844,910)	$82,184	$(1,762,726)	$2,852,615		1,089,889

Net (loss) income per share – basic	$(6.63)				(r)	$0.02
Net (loss) income per share – diluted	$(6.63)				(r)	$0.02

Weighted average number of shares outstanding – basic	278,474,487				(q)	808,920,587
Weighted average number of shares outstanding – diluted	278,474,487				(q)	808,920,587

Give effect to 1-for-50 reverse stock split:
Net (loss) income per share – basic	$(331.25)				(r)	$1.10
Net (loss) income per share – diluted	$(331.25)				(r)	$1.10

Weighted average number of shares outstanding – basic	5,569,490				(q)	16,178,412
Weighted average number of shares outstanding – diluted	5,569,490				(q)	16,178,412

New Fortress Energy Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement
For the year ended December 31, 2024
(in thousands, except share and per share data)

	Historical NFE Inc.	BrazilCo Separation (Note 2)	Pro Forma
Operating revenue	$1,697,464	$(3,339)	$1,694,125
Vessel charter revenue	209,386	—	209,386
Contract novation income	295,558	—	295,558
Other revenue	156,536	—	156,536
Total revenues	2,358,944	(3,339)	2,355,605

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,065,181	(1,579)	1,063,602
Vessel operating expenses	33,372	—	33,372
Operations and maintenance	170,763	(1,473)	169,290
Selling, general and administrative	293,378	(47,026)	246,352
Transaction and integration costs	12,279	(535)	11,744
Depreciation and amortization	158,791	(21,028)	137,763
Asset impairment expense	16,494	(478)	16,016
Loss on sale of assets, net	80,207	—	80,207
Total operating expenses	1,830,465	(72,119)	1,758,346
Operating income	528,479	68,780	597,259
Interest expense	316,337	(71,488)	244,849
Other expense, net	116,308	(116,138)	170
Loss on extinguishment of debt, net	270,063	(24,956)	245,107
(Loss) income before income taxes	(174,229)	281,362	107,133
Tax provision	70,308	14,420	84,728
Net (loss) income	$(244,537)	$266,942	$22,405

Net (loss) attributable to common stockholders	$(272,256)	$266,942	$(5,314)

Net (loss) per share – basic	$(1.25)		$(0.02)
Net (loss) per share – diluted	$(1.26)		$(0.04)

Weighted average number of shares outstanding – basic	217,578,487		217,578,487
Weighted average number of shares outstanding – diluted	218,622,419		218,622,419

Give effect to 1-for-50 reverse stock split:
Net (loss) per share – basic	$(62.57)		$(1.22)
Net (loss) per share – diluted	$(62.82)		$(1.77)

Weighted average number of shares outstanding – basic	4,351,570		4,351,570
Weighted average number of shares outstanding – diluted	4,372,448		4,372,448

New Fortress Energy Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement
For the year ended December 31, 2023
(in thousands, except share and per share data)

	Historical NFE Inc.	BrazilCo Separation (Note 2)	Pro Forma
Operating revenue	$2,060,212	$(37,230)	$2,022,982
Vessel charter revenue	252,343	(3,328)	249,015
Other revenue	78,050	—	78,050
Total revenues	2,390,605	(40,558)	2,350,047

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	879,221	(23,192)	856,029
Vessel operating expenses	45,439	66	45,505
Operations and maintenance	175,559	(5,519)	170,040
Selling, general and administrative	203,385	(20,791)	182,594
Transaction and integration costs	6,946	(122)	6,824
Depreciation and amortization	161,424	(8,276)	153,148
Asset impairment expense	10,958	—	10,958
(Gain) on sale of assets, net	(27,978)	—	(27,978)
Total operating expenses	1,454,954	(57,834)	1,397,120
Operating income	935,651	17,276	952,927
Interest expense	284,019	(31,846)	252,173
Other expense, net	10,408	41,433	51,841
Income before income from equity method investments and income taxes	641,224	7,689	648,913
Income from equity method investments	9,972	—	9,972
Tax provision	102,972	(16,650)	86,322
Net income	$548,224	$24,339	572,563

Net income attributable to common stockholders	$547,230	$24,339	$571,569

Net income per share – basic	$2.66		$2.78
Net income per share – diluted	$2.65		$2.76

Weighted average number of shares outstanding – basic	205,942,837		205,942,837
Weighted average number of shares outstanding – diluted	206,481,977		206,481,977

Give effect to 1-for-50 reverse stock split:
Net income per share – basic	$132.86		$138.77
Net income per share – diluted	$132.33		$138.23

Weighted average number of shares outstanding – basic	4,118,857		4,118,857
Weighted average number of shares outstanding – diluted	4,129,640		4,129,640

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Note 1 – Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company as adjusted to give effect to the Restructuring Transaction. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 gives effect to the Restructuring Transaction as if it were completed on June 30, 2026. The unaudited pro forma condensed consolidated income statements for the six months ended June 30, 2026 and for the year ended December 31, 2025 give effect to the Restructuring Transaction as if it were completed on January 1, 2025. The unaudited pro forma condensed consolidated income statements for the six months ended June 30, 2026 and for the years ended December 31, 2025, 2024 and 2023 reflect the removal of the results of operations attributable to BrazilCo as discontinued operations for all periods presented. The unaudited pro forma condensed consolidated financial statements have been prepared in a manner consistent with management’s current expectation that the exchange of certain of the Company’s existing funded debt obligations pursuant to the Restructuring Plans will be accounted for as a troubled debt restructuring, a debt extinguishment or a debt modification based on the analysis performed on a lender-by-lender basis under US GAAP. The determination of whether a transaction should be accounted for as a troubled debt restructuring is dependent on whether a concession is granted by the creditors, among other factors. The determination of whether a concession is granted requires among others, the determination of the fair value of the various instruments, including equity instruments provided to the creditors. The estimation of the fair values of these instruments requires judgment and the Company's management has utilized assumptions based on the best available information at the time of the analysis. The fair values are based on assumptions and inputs available as of the Closing Date and may change significantly as the assumptions and inputs are finalized, which could change the determination of whether a concession was granted, the measurement of the carrying value of the new debt instruments and the measurement of any gains and losses. The final accounting for the Restructuring Transaction, including related valuation conclusions, remains subject to change as a result of the completion of management’s accounting analysis for final terms under the Restructuring Support Agreement and valuation procedures.

The Restructuring Transaction and the related adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. In the opinion of the Company’s management, all material adjustments have been made that are necessary to present the significant effects of the Restructuring Transaction, in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations of the Company that would have occurred if the Restructuring Transaction had occurred on the dates indicated, nor are they indicative of the Company’s future financial position or results of operations.
Note 2 – BrazilCo Separation Adjustments

These adjustments reflect the elimination of assets, liabilities, equity and operations attributable to BrazilCo. This disposal meets the criteria for BrazilCo to be presented as discontinued operations in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations. Land in Wyalusing, Pennsylvania is excluded from these adjustments as this component does not meet the criteria for discontinued operations presentation. The adjustments also reflect the establishment of $127.3 million of receivables due to CoreCo from BrazilCo that were outstanding as of June 30, 2026. Of this amount, $41.1 million was subsequently settled in cash on July 1, 2026 and the remaining $86.2 million was settled in cash on the Closing Date, as reflected in the transaction accounting adjustments described in Note 3.
Note 3 - Transaction Accounting Adjustments

The transaction accounting adjustments are based on estimates and assumptions that the Company’s management believes are reasonable. These transaction accounting adjustments include those adjustments that are directly attributable to the Restructuring Transaction and factually supportable. The final accounting for the Restructuring Transaction may differ materially from the pro forma adjustments presented herein. These transaction accounting adjustments are described below:

(a) Reflects the derecognition of certain of the Company’s existing funded debt obligations that were exchanged pursuant to the Restructuring Plans. The aggregate carrying amount of such obligations removed was $6,184.4 million, inclusive of related accrued interest. Related unamortized deferred financing costs, unamortized discount and unamortized premium were also derecognized.

(b) Reflects the issuance of New CoreCo Senior Term Loans with an outstanding principal balance of $607.8 million and a carrying value of $782.7 million. The New CoreCo Senior Term Loans consist of (i) $571.3 million of New CoreCo Take-Back Term Loans and (ii) $36.5 million of the Capital Raise Senior Term Loans. The New CoreCo Senior Term Loans are initially recorded at carrying value, which includes $28.6 million of future interest payments and other contingent payments as required from the application of troubled debt restructuring accounting under US GAAP for a group of the lenders receiving New CoreCo Senior Term Loans. The carrying value also includes a $140.6 million adjustment relating to debt premium and deferred financing costs for the group of lenders where troubled debt restructuring accounting is not applied.

The adjustment also reflects the Capital Raise Junior Term Loans with an outstanding balance of $103.0 million and a carrying value of $89.9 million after deferred financing costs. The Capital Raise Junior Term Loans are governed by the same CoreCo Credit Agreement as the New CoreCo Senior Term Loans.

In the aggregate, these issuances resulted in $135.0 million of cash proceeds to the Company, comprising of $35.0 million from the Capital Raise Senior Term Loans (net of a $1.5 million original issue discount) and $100.0 million from the Capital Raise Junior Term Loans (before a $3.0 million premium payable in kind), along with the New CoreCo Take-Back Term Loans of $571.3 million issued as a cashless exchange of existing debt.

(c) Reflects the issuance of CoreCo Convertible Preferred Stock with an aggregate liquidation preference of $2,454.9 million. The CoreCo Convertible Preferred Stock is classified as mezzanine equity as it contains redemption features that may be outside the Company’s control. The CoreCo Convertible Preferred Stock is recorded at its redemption value as the instrument is currently redeemable. The CoreCo Convertible Preferred Stock is initially recorded at its estimated fair value of $1,675.0 million, and, as the instrument is currently redeemable, an accretion adjustment of $779.9 million is immediately recorded to present the CoreCo Convertible Preferred Stock at redemption value. The $779.9 million accretion adjustment is recorded as a reduction to additional paid-in capital. The day one accretion is treated as a deemed dividend within equity and, accordingly, is not reflected in the unaudited pro forma condensed consolidated income statements in any period presented. Refer to Note 3 (r) for the impact on earnings per share.

If not already redeemed, the instrument will mandatorily convert on the third anniversary of the Closing Date into shares of NFE common stock representing 87% of the fully diluted common stock of NFE as of the Closing Date of the Restructuring Transaction.

(d) Reflects the issuance of 10,608,922 shares of CoreCo common stock to creditors in connection with the Restructuring Transaction, representing 65% of NFE common stock outstanding as of the Closing Date, after giving effect to the reverse stock split and before giving effect to any incentive plan or conversion of the CoreCo Convertible Preferred Stock. The issuance resulted in an increase of approximately $0.1 million to Class A common stock and $276.8 million to additional paid-in capital. Existing stockholders retained the remaining 35% of NFE common stock.

(e) Reflects the issuance of a $400.0 million note by FLNG 2 to FLNG 2 Parent, which has been determined to be an unconsolidated entity, in connection with the back-to-back debt arrangement described above (the “FLNG 2 Note”). The FLNG 2 Note has an outstanding principal balance of $400.0 million and a carrying value of $475.4 million. The FLNG 2 Note is initially recorded at carrying value, which includes $11.7 million of future interest payments and other contingent payments as required from the application of troubled debt restructuring accounting under US GAAP for a group of the lenders. The carrying value also includes a $60.0 million adjustment relating to debt premium and deferred financing costs for the group of lenders where troubled debt restructuring accounting is not applied.

(f) Reflects the preferred interests issued by FLNG 2 to FLNG 2 Parent in connection with the back-to-back preferred equity arrangement (the “FLNG 2 Preferred Interests”). The FLNG 2 Preferred Interests have an aggregate liquidation preference upon issuance of $200.0 million and are classified as mezzanine equity because they contain redemption features that may be outside the Company’s control. The FLNG 2 Preferred Interests are presented at their redemption value as they are currently redeemable. The FLNG 2 Preferred Interests are initially recorded at their estimated fair value of $101.0 million, and because they are currently redeemable, an accretion adjustment of $99.0 million is immediately recorded to present them at redemption value. The $99.0 million accretion adjustment is recorded as a reduction to additional paid-in capital. The day one accretion is treated as a deemed dividend within equity, and accordingly, is not reflected in the unaudited pro forma condensed consolidated income statements in any period presented.

(g) Reflects the settlement of certain obligations under the Company's EB-5 loan agreement, including the derecognition of $99.2 million of existing obligations and $5.1 million of accrued interest associated with such obligations. All of the assets associated with the Company's ZeroParks hydrogen project, including $5.7 million of cash, were transferred to the creditors as of the Closing Date, and the Company issued a new unsecured note with an outstanding principal balance of $22.5 million and a carrying value of $39.4 million. The assets of the ZeroParks hydrogen project were impaired during the year ended December 31, 2025, and as such, this settlement results in a gain of $59.2 million, which is reflected in the unaudited pro forma condensed consolidated income statement for the year ended December 31, 2025. The carrying value of the new unsecured note incorporates certain adjustments resulting from the application of troubled debt restructuring accounting under US GAAP, including future interest payments and other contingent payments of $16.9 million.

(h) Reflects the impact of amendments to certain charter and related support arrangements with Energos, including reduced hire rates for certain vessels and the cancellation and termination of the Company’s forward-starting charter agreement of the NR Satu. As the charter agreements with Energos are accounted for as a failed sale leaseback, the adjustments to the charter rate result in reductions to interest expense in the pro forma condensed consolidated income statement. Additionally, the termination of the forward starting charter for the NR Satu resulted in the sale of this vessel for accounting purposes, reducing property, plant and equipment and associated long-term debt. The amendments resulted in a reduction of $83.4 million related to property, plant and equipment, $47.9 million related to long-term debt, as well as a reclassification from long-term debt to short-term debt of $1.8 million. The unaudited pro forma condensed consolidated income statement for the six months ended June 30, 2026 and the year ended December 31, 2025 reflect decreases of (i) $20.5 million and $41.3 million, respectively, related to third-party revenue, (ii) $5.9 million and $12.3 million, respectively, related to vessel operating expenses, (iii) $3.5 million and $7.0 million related to depreciation expense, respectively, and (iv) $23.2 million and $32.6 million related to interest expense, respectively. The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2025 also reflects a $37.6 million loss on sale.

(i) Reflects an accrual of approximately $56.2 million in accrued liabilities for a nonrecurring success fee payable to certain advisors upon consummation of the Restructuring Transaction on the Closing Date. The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2025 reflects $11.5 million of such costs as if incurred during the period.

The Restructuring Transaction also included (i) a fee payable to certain consenting creditors in consideration for agreeing to forbear from exercising remedies prior to consummation of the Restructuring Transaction (the “Standstill Fee”) and (ii) a 0.75% fee on the principal amount of eligible debt, payable in kind in the form of restructuring consideration (the “Early Consent Fee”). The Standstill Fee and Early Consent Fee were settled by issuing additional New CoreCo Term Loans and CoreCo Convertible Preferred Stock, respectively, and as such, are not reflected in the accrual above.

(j) Reflects the settlement of $127.3 million of receivables due to CoreCo from BrazilCo that were outstanding as of June 30, 2026, of which $41.1 million was subsequently settled in cash on July 1, 2026 with the remaining $86.2 million settled in cash at the Closing Date.

(k) Reflects the net effect to retained earnings of (i) the transaction accounting adjustments in the amount of $2,741.9 million and (ii) the gain on the separation of BrazilCo of $141.0 million, based on the carrying value of the BrazilCo business disposed of and the estimated fair value of the BrazilCo common equity distributed to certain creditors. Since the unaudited pro forma condensed consolidated income statements only include continuing operations, the estimated gain on the separation is not included in any period presented. The gain on the separation of BrazilCo is nonrecurring.

(l) Reflects the removal of $14.8 million of land located in Wyalusing, Pennsylvania that is excluded from the BrazilCo separation adjustments.

(m) Reflects (i) the gain on troubled debt restructuring of $1,349.2 million, representing the excess of the carrying amount of the restructured debt over the sum of (a) the fair value of any equity issued to existing lenders and (b) the total future undiscounted cash payments on debt issued to such lenders, including contingent payments, and

(ii) the gain on debt extinguishment of $1,108.5 million, representing the difference between the carrying amount of the debt obligations derecognized and the estimated fair value of the related consideration issued, reduced by any lender fees incurred. The gain on troubled debt restructuring and the gain on debt extinguishment are nonrecurring.

(n) Reflects the reduction in historical interest expense of $262.3 million and $450.8 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, associated with debt instruments derecognized or settled in connection with the Restructuring Transaction, including obligations settled under the Company’s EB-5 loan agreement.

(o) Reflects interest expense of $29.5 million and $55.5 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, associated with debt instruments issued in connection with the Restructuring Transaction, including New CoreCo Senior Term Loans, Capital Raise Junior Term Loans and the FLNG 2 Note. As a portion of the New CoreCo Senior Term Loans and FLNG 2 Note was accounted for as a troubled debt restructuring, the future interest payments were included in the carrying value of the debt on the unaudited pro forma condensed consolidated balance sheet. As such, no interest expense will be recognized in the unaudited pro forma condensed consolidated income statement for these creditors.

(p) Reflects the effect of the Transition Services Agreement entered into between the Company and BrazilCo on the Closing Date in connection with the separation of BrazilCo. The income related to transitional services provided by the Company to BrazilCo, including information technology, trademark management and logistics support, of $1.9 million is recorded in Other (income), net for the year ended December 31, 2025. The Transition Services Agreement provides for services for periods of up to 180 days following the Closing Date; accordingly, no adjustment has been reflected for the six months ended June 30, 2026.

(q) The pro forma weighted-average shares outstanding for the period have been calculated as if the Restructuring Transaction had occurred on January 1, 2025. The unaudited pro forma condensed consolidated income statements present share and per-share amounts both before and after giving effect to the 1-for-50 reverse stock split.

The pro forma weighted-average shares outstanding reflect (i) historical weighted-average shares outstanding and (ii) the issuance of shares of NFE common stock to holders of existing debt pursuant to the Restructuring Plans.

The CoreCo Convertible Preferred Stock issued in connection with the Restructuring Transaction is included in the calculation of diluted earnings per share using the if-converted method, under which the preferred stock is assumed to have converted into NFE common stock at the beginning of the period, to the extent the effect is dilutive. The assumed conversion is based on the terms of the instrument and gives effect to the 1-for-50 reverse stock split.

The following table presents the calculation of the pro forma weighted-average number of shares of NFE common stock outstanding.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Weighted-average NFE shares outstanding – historical	285,654,849	278,474,487
Shares issued to holders of existing debt pursuant to the Restructuring Transaction	530,446,100	530,446,100
Pro forma consolidated weighted-average number of shares outstanding – basic	816,100,949	808,920,587
Pro forma consolidated weighted average number of shares of common stock – diluted	816,100,949	808,920,587

Give effect to 1-for-50 reverse stock split:
Historical weighted-average shares outstanding, after giving effect to the 1-for-50 reverse stock split	5,713,097	5,569,490
Shares issued to holders of existing debt pursuant to the Restructuring Transaction, after giving effect to the 1-for-50 reverse stock split	10,608,922	10,608,922

Pro forma consolidated weighted-average number of shares outstanding – basic	16,322,019	16,178,412
Pro forma consolidated weighted average number of shares of common stock – diluted	16,322,019	16,178,412

(r) Pro forma net income attributable to common stockholders used in basic earnings per share reflects the impact of the CoreCo Convertible Preferred Stock issued in connection with the Restructuring Transaction, including (i) cumulative preferred dividends, which accrue through quarterly increases to liquidation preference at cumulative per annum rates of 3.0%, 5.0% and 7.0% in each of the three years prior to conversion, and (ii) accretion of the CoreCo Convertible Preferred Stock to redemption value, which is treated as a deemed dividend. The CoreCo Convertible Preferred Stock is a participating security because holders are entitled to participate in dividends on NFE common stock on an as-converted basis. Accordingly, in periods of net income, undistributed earnings are allocated between holders of NFE common stock and the CoreCo Convertible Preferred Stock under the two-class method. No allocation of losses is made to the CoreCo Convertible Preferred Stock because the holders are not contractually required to participate in losses.

Pro forma net income attributable to common stockholders used in basic earnings per share also reflects the impact of the FLNG 2 Preferred Interests issued in connection with the FLNG 2 financing arrangements, which are classified as redeemable non-controlling interest in mezzanine equity, including accretion to their redemption value.

For diluted earnings per share, the CoreCo Convertible Preferred Stock is evaluated under the if-converted method. Because the assumed conversion of the CoreCo Convertible Preferred Stock would be antidilutive for the periods presented, the related preferred dividends and accretion have not been added back and the shares issuable upon conversion have not been included in calculating diluted earnings per share. The FLNG 2 Preferred Interests were not considered in the calculation of diluted earnings per share because they do not contain a conversion feature into common stock.

The following table reconciles the numerators of pro forma basic and diluted net (loss) income per common share (in thousands).

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Pro forma consolidated net (loss) income	$(416,563)	$1,089,649
Add: Net loss attributable to noncontrolling interest	2,173	1,544
Less: Convertible preferred stock dividend	—	(1,304)
Less: Preferred dividends on CoreCo Convertible Preferred Stock	(63,743)	(74,612)
Less: Accretion of CoreCo Convertible Preferred Stock to redemption value	—	(779,936)
Less: Accretion of redeemable non-controlling interest to redemption value	—	(99,000)
Pro forma consolidated net (loss) income available to common stockholders and participating securities	$(478,133)	$136,341
Less: Undistributed earnings allocated to CoreCo Convertible Preferred Stock	—	(118,616)
Pro forma consolidated net (loss) income attributable to common stockholders – basic	$(478,133)	$17,725
Pro forma consolidated net (loss) income attributable to common stockholders – diluted	$(478,133)	$17,725

(s) Reflects the income tax effect of the pro forma pre-tax adjustments. For the six months ended June 30, 2026, the adjustments resulted in a decrease to tax expense due to changes in foreign earnings and the ability to support certain tax attributes generated in 2026 with the taxable temporary differences generated by the transaction. For the year ended December 31, 2025, the adjustments resulted in an increase to deferred tax expense primarily due to the utilization of U.S. tax attributes against the income resulting from the transaction, offset by a partial release of the U.S. valuation allowance against those attributes. The income tax effect is subject to change as management finalizes the tax analysis for the transaction.

The Restructuring Plans also contemplate certain post-closing arrangements, including management incentive plans. No pro forma adjustment has been reflected for the management incentive plans because the specific awards and related terms had not been finalized as of the date of these unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: September 15, 2026	By:	/s/ Frederick W. Hundt
	Name:	Frederick W. Hundt
	Title:	Chief Financial Officer and Chief Accounting Officer